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                                                                  Exhibit 7(i)

                                            [Letterhead]

State Street Bank & Trust Company
225 Franklin Street
Boston, Massachusetts

Dear Sirs:

     In accordance with Section 17 of the Custodian Contract dated January 3, 1996 (the "Agreement"), between Dresdner RMC Equity Funds, Inc. (the "Fund") and State Street Bank & Trust Company (the "Bank"), the Fund hereby notifies the Bank of the Fund's desire to have the Bank render services as Custodian under the terms of the Agreement with respect to Dresdner RCM Balanced Fund.

     Please indicate your acceptance of the foregoing by executing to copies of this Letter Agreement, returning one to the Fund and retaining one copy for your records.

                                              Very truly yours,
                                              Dresdner RCM Global Funds, Inc.



                                              By: __________________________
                                                  Name:
                                                  Title:

Accepted:
State Street Bank & Trust Company



By: ___________________________
    Name:
    Title: